Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"NORTH BAY RESOURCES INC.", A DELAWARE CORPORATION,

WITH AND INTO "ENTERAYON INC." UNDER THE NAME OF "NORTH BAY RESOURCES INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTEENTH DAY OF JANUARY, A.D. 2008, AT 9:36 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3817924 8100M

080044039

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6315896

DATE: 01-16-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:36 AM 01/15/2008
FILED 09:36 AM 01/15/2008
SRV 080044039 - 3817924 FILE

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP
MERGING

NORTH BAY RESOURCES INC.

INTO

ENTERAYON INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

ENTERAYON INC., a corporation incorporated on the 16 day of JUNE, 2004, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 90% of the capital stock of NORTH BAY RESOURCES INC., a corporation incorporated on the 14 day of JUNE, 2006 A.D., pursuant to the provisions of the STATE OF DELAWARE, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 7 day of JANUARY, 2008 A.D., determined to and did merge into itself said NORTH BAY RESOURCES INC., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 90% of the outstanding stock of NORTH BAY RESOURCES INC., a corporation organized and exiting under the laws of STATE OF DELAWARE, and

WHEREAS this corporation desires to merge into itself the said NORTH BAY RESOURCES INC., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said NORTH BAY RESOURCES INC and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said NORTH BAY RESOURCES INC and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of NEW CASTLE County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this SEVENTH day of JANUARY, 2008 A.D.

By: ______________________
Authorized Officer

Name: PERRY LEOPOLD
Print or Type

Title: CEO

(Insert if applicable)

FURTHER RESOLVED that ENTERAYON INC. relinquishes its corporate name and assumes in place thereof the name NORTH BAY RESOURCES INC.